EXHIBIT 2.5

                             AGREEMENT OF AMENDMENT

          THIS AGREEMENT OF AMENDMENT (the "Agreement") made this 1st day of July 1999, between KEYBANK NATIONAL ASSOCIATION, a national banking association, with an office for the transaction of business located at 1377 Motor Parkway, Islandia, New York 11788 ("KeyBank" or "Bank"), and DISC GRAPHICS, INC., a Delaware corporation, having an office for the transaction of business at 10 Gilpin Avenue, Hauppauge, New York 11788 (the "Borrower").

          WHEREAS, KeyBank and Borrower entered into a credit agreement dated February 26, 1997 and thereafter entered into an amended and restated credit agreement dated December 1, 1998 (collectively, "Credit Agreement"); and

          WHEREAS, the Borrower is about to purchase all assets of Contemporary Color Graphics, Inc. ("Contemporary") and Progressive Label and Litho, Inc. and the Borrower has asked the Bank, in connection with such purchase, to amend certain requirements under the Credit Agreement; and

          WHEREAS, by this Agreement, the parties hereto have agreed to amend the Credit Agreement such that:

          (1) under Section 9.01 of the Credit Agreement, Borrower shall be permitted to incur (a) the debt evidenced by that certain Promissory Note in the amount of $1,000,000 made by the Borrower to Contemporary Color Graphics, Inc.,
(b) the debt created by that certain Convertible Debenture in the amount of $600,000 made by Borrower to Contemporary Color Graphics, Inc., and (c) the debt evidenced by that certain Supplemental Note in the amount of $1,000,000 made by Borrower to Contemporary Color Graphics, Inc., each dated on or about July 1, 1999 in connection with Borrower's purchase of Contemporary; and

          (2) under Section 9.01 of the Credit Agreement, Borrower shall be permitted to assume the debt of Contemporary in an amount not to exceed $1,400,000 relating to Contemporary's existing equipment lease financings; and

          (3) under Section 9.02 of the Credit Agreement, (a) the liens on the specific leased equipment representing the collateral for the debt of Contemporary Borrower is assuming under Section 9.01 above, shall be permitted, as some are evidenced by the existing UCC-1 filings set forth on Schedule A attached hereto, which UCC filings shall be assigned to and assumed by Borrower, as Debtor and (b) subordinate liens on Borrower's assets held by Contemporary as collateral for the Promissory Note and Debenture referenced in Section 9.01 above, shall be permitted; and

          (4) under Section 10.03 of the Credit Agreement, Maximum Liabilities to Worth Ratio shall be amended to calculate the ratio on the basis of Total Liabilities to Net Worth; and

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
provisions herein contained and other good and valuable consideration, the parties hereto agree as follows:

          1. The Credit Agreement is hereby amended as follows:

          (a) Section 9.01 (a) is hereby amended to add a new subparagraph (v) which shall read as follows:

               (v) Debt of Borrower to Contemporary Color Graphics, Inc. in the amount of $1,000,000 evidenced by Borrower's Promissory Note dated July 1, 1999, debt of Borrower to Contemporary Color Graphics, Inc. evidenced by Borrower's Convertible Debenture dated July 1, 1999 in the amount of $600,000, and debt of Borrower to Contemporary in the amount of $1,000,000 evidenced by Borrower's supplemental note dated July 1, 1999.

          (b) Section 9.01(a) is further amended to add a new subparagraph (vi) which shall read as follows:

               (vi) The assumption of the existing debt of Contemporary Color Graphics, Inc. in an amount not to exceed $1,400,000 representing existing financings of certain equipment leases.

          (c) Section 9.02 of the Credit Agreement is hereby amended to add a new subparagraph (g) and a new subparagraph (h) which shall read as follows:

               (g) Liens in connection with Borrower's assumption of equipment lease financings in an amount not to exceed $1,400,000 in connection with Borrower's purchase of the assets of Contemporary Color Graphics, Inc., which liens are on specific pieces of leased equipment and are evidenced by the UCC-1 financing statements listed on Schedule A annexed hereto, to be assigned to and assumed by Borrower simultaneously herewith.

               (h) Subordinate liens on Borrower's assets held by Contemporary Color Graphics, Inc, as collateral for the Promissory Note and Debenture referenced in Section 9.01.

          (d) Section 10.03 of the Credit Agreement is hereby amended to read as follows:

          "Section 10.03. Maximum Liabilities to Worth Ratio. Borrower shall maintain on a consolidated basis at all times a ratio of Total Liabilities to Net Worth of not more than 2.75:1.0. Net Worth means, at any particular date, the amount of excess of Total Assets over Total Liabilities which would, in accordance with GAAP, be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

          2. Except as specially modified herein the terms and conditions contained in the Credit Agreement remain in full force and effect and each of the undersigned specifically approves of, ratifies and reaffirms the terms and conditions of the Credit Agreement and each

                                        2

of the other documents executed in connection with the Credit Agreement to which the Borrower and the Bank are parties or which the Borrower and/or the Guarantors (as such term is defined in the Credit Agreement) executed and heretofore delivered to the Bank.

          3. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

          4. This Agreement forms an integral part of the Credit Agreement.

          5. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

          6. This Agreement shall not become effective until the date on which the Agreement shall have been duly executed and delivered by each of the parties hereto and the Bank shall have received an executed copy hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    DISC GRAPHICS, INC
                                    (Borrower)

                                    By: /s/ Donald Sinkin
                                        ---------------------
                                        Donald Sinkin
                                    President and Chief Executive Officer


                                    KEYBANK NATIONAL ASSOCIATION


                                    By:   /s/ Joseph F. Burns
                                          ----------------------
                                             Joseph F. Burns
                                             Vice President

AGREED TO BY:

FOUR SEASONS LITHO, INC.


By:   /s/ Donald Sinkin
      -----------------
Name:    Donald Sinkin
Title:   President


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DISC GRAPHICS LABEL GROUP, INC.


By:   /s/ Donald Sinkin
      -----------------
Name:    Donald Sinkin
Title:   President


COSMETIC SAMPLING TECHNOLOGIES, INC.


By:  /s/ Donald Sinkin
     -----------------
Name:    Donald Sinkin
Title:   President


STATE OF NEW YORK   )
                    )ss.:
COUNTY OF SUFFOLK   )

          On the 1st day of July, 1999, before me the subscriber personally appeared, Donald Sinkin, who being by me duly sworn, did depose and say that he resides at 10 Gilpin Avenue, Hauppauge, New York; that he is President and Chief Executive Officer of DISC GRAPHICS, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                               /s/ Frank Bress
                                               ---------------
                                               Notary Public


STATE OF NEW YORK    )
                     )ss.:
COUNTY OF SUFFOLK    )

          On the 1st day of July, 1999, before me the subscriber personally appeared, JOSEPH F. BURNS, who being by me duly sworn, did depose and say that he has an address c/o KeyBank National Association, 1377 Motor Parkway, Islandia, New York; that he is a Vice President at KEYBANK NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                /s/ Frank Bress
                                                ---------------
                                                Notary Public

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                                   Schedule A

                                 Permitted Liens



Harold M. Pitman Co. -   Cosigned Inventory consisting of films, photographic
                         paper, chemistry and supplies


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